UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Presidio Property Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                November 16, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Presidio Property Trust, Inc., a Maryland corporation (“Company”), to be held at 8:30 A.M., Pacific Time, Wednesday, on December 30, 2020. As a result of the public health impact of the coronavirus outbreak or COVID-19, and to promote the safety, health and well-being of our stockholders, for this year’s Annual Meeting, we will host a virtual meeting of stockholders, conducted via a live audio-only webcast. Please visit www.proxydocs.com/SQFT for more details.

The Notice of 2020 Annual Meeting of Stockholders and Proxy Statement describes the business we will conduct at the Annual Meeting and provides information about how to access the proxy materials that you should consider when you vote your shares. Whether you own a few or many shares and whether or not you plan to participate in our virtual Annual Meeting, please cast your vote by submitting an electronic ballot or by proxy. None of our stockholders owns more than 10% of our outstanding shares, so every vote is important to us. We urge you to read the Proxy Statement and vote in accordance with the Board of Directors’ recommendations.

Thank you for your continued support of the Company. We look forward to your participation at our virtual Annual Meeting.

Sincerely,

President and Chief Executive Officer
Chairman of the Board

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Presidio Property Trust, Inc., a Maryland corporation (“Company”), will be held as follows:

TIME:	8:30 A.M., Pacific Time

DATE:	December 30, 2020

PLACE:	Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/SQFT for more details.

ITEMS OF BUSINESS:

1.	To elect six (6) members to serve on our Board of Directors until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify; and

2.

To consider and vote upon the ratification of the appointment of Baker Tilly US, LLP (successor to Squar Milner LLP following their merger) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference.

WHO MAY VOTE:

Our Board of Directors has fixed the close of business on November 10, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to furnish proxy materials to our stockholders over the Internet. In addition, we will send a full set proxy materials to any stockholder who makes a timely request for proxy materials by mail. Accordingly, we will send a Notice Regarding the Availability of Proxy Materials and provide access to our proxy materials over the Internet, beginning on or about November 16, 2020, for the beneficial owners of our common stock as of the close of business on the record date. The Notice

Regarding the Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, how to authorize your proxy on-line via the Internet or by telephone, and how to receive a printed copy of our proxy materials.

Proxy Voting: Your vote is important. All stockholders are cordially invited to attend our virtual Annual Meeting. Whether or not you plan to participate in our Annual Meeting via the live, audio-only webcast, please authorize your proxy as soon as possible on-line or by telephone, or, if you receive a paper copy of the proxy materials by mail, please mark, sign, date, and return your proxy card, in order for your shares to be represented at the Annual Meeting. If you plan to attend the virtual Annual Meeting and wish to vote your shares by submitting an electronic ballot at such time, you may do so at any time before the proxy is voted.

You may attend the Annual Meeting via the live, audio-only webcast to vote on the proposals described in the Proxy Statement if you register to attend at www.proxydocs.com/SQFT by 2:00 P.M., Pacific Time on December 28, 2020 (“Registration Deadline”). You will be asked to provide the Control Number located inside the shaded gray box and marked by the arrow on your Notice Regarding the Availability of Proxy Materials or proxy card. If you register by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be e-mailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

You are encouraged to read the Proxy Statement before voting or authorizing a proxy to vote on your behalf.

BY ORDER OF THE
BOARD OF DIRECTORS,

Ann T. Nguyen
General Counsel and Secretary

San Diego, California
November 16, 2020

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting to be held on December 30, 2020:

This Notice, Proxy Statement and 2019 Annual Report to Stockholders are available at www.proxydocs.com/SQFT

4995 Murphy Canyon Road, Suite 300 San Diego, California 92123

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held on December 30, 2020 at 8:30 A.M., Pacific Time

This Proxy Statement is furnished to the stockholders of Presidio Property Trust, Inc., a Maryland corporation (“Company,” “Presidio Property Trust,” “we,” “us,” or “our”), in connection with the solicitation by the Board of Directors of the Company (“Board” or “Board of Directors”) of your proxy to be voted at the 2020 Annual Meeting of Stockholders of the Company (“Annual Meeting”) and at any postponements or adjournments thereof. The Annual Meeting is to be held live via the Internet on Wednesday, December 30, 2020 at 8:30 A.M., Pacific Time. Please visit www.proxydocs.com/SQFT for more details. The mailing address of our principal executive office is 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. As described in detail in this Proxy Statement, we have chosen to deliver electronically this Proxy Statement, accompanying proxy materials, and our Annual Report on Form 10-K for the year ended December 31, 2019 (“Annual Report”) by posting them on our website, www.PresidioPT.com, and mailing the Notice Regarding the Availability of Proxy Materials to stockholders on or about November 16, 2020.

Important Information Regarding Delivery of Proxy Materials

What is “Notice and Access”?

“Notice and access” generally refers to rules governing how companies must provide proxy materials. Under the notice and access model, a company may select one of the following two options for making proxy materials available to stockholders:

◾	the full set delivery option; or
◾	the notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

What is the Full Set Delivery Option?

Under the “Full Set Delivery” option, a company delivers all proxy materials to its stockholders. This delivery can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, the company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website.

What is the Notice Only Option?

Under the “Notice Only” option, a company must post all its proxy materials on a publicly accessible website and deliver a Notice Regarding the Availability of Proxy Materials. The notice includes, among other matters:

◾	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

◾	information regarding the website where the proxy materials are posted; and

◾	the means by which a stockholder can request paper or electronic copies of the proxy materials.

In connection with its Annual Meeting, Presidio Property Trust has elected to use the Notice Only option. Accordingly, you should have received a Notice Regarding the Availability of Proxy Materials by mail, which included instructions on how to access and view the proxy materials and vote online or by telephone, or, if you have previously elected to receive proxy materials by mail, you should have received a full set paper copy of the Proxy Statement, accompanying proxy materials, and our Annual Report.

You may view your proxy materials, including our Annual Report and proxy card online, by going to www.proxydocs.com/SQFT. If you received the Notice Only and would like one or more paper copies of the Proxy Statement, Annual Report or accompanying proxy materials, you may request such copies by calling 1-866-648-8133. You will also have the opportunity to make a request to receive paper copies for all future meetings or only for the 2020 Annual Meeting. Paper copies will be sent within three business days via first class U.S. mail.

PURPOSE OF THE MEETING

At the Annual Meeting, the stockholders of the Company will be asked:

Proposal 1:	To elect six (6) members to serve on our Board of Directors until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify; and

Proposal 2:	To consider and vote upon the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

NOTE:	To transact of such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

ATTENDANCE

You may attend the Annual Meeting via a live, audio-only webcast to vote on the proposals described in this Proxy Statement if you register to attend at www.proxydocs.com/SQFT by 2:00 P.M., Pacific Time on December 28, 2020 (“Registration Deadline”). You will be asked to provide the Control Number located inside the shaded gray box and marked by the arrow on your Notice Regarding the Availability of Proxy Materials or proxy card. If you register by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

QUORUM

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on a matter will constitute a quorum at the Annual Meeting. Votes “for” and “against,” “abstentions,” and “broker non-votes” will be counted as present to determine whether a quorum has been established. If a quorum is not present, the chairman of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting or adjourn the Annual Meeting to a date not more than 120 days after the original record date, without notice other than announcement at the meeting. The persons named as proxies will vote in favor of any such adjournment.

VOTING RIGHTS

Only holders of record of outstanding shares of our common stock at the close of business on November 10, 2020 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting. As of the record date, there were issued and outstanding 9,634,553 shares of the Company’s common stock. Each share of common stock entitles the holder thereof to one vote for as many individuals as there are directors to be elected at the Annual Meeting and one vote on each other matter properly brought before the Annual Meeting.

VOTING PROCEDURES

An abstention from voting on any proposal and broker non-votes are considered present for the purpose of determining the presence of a quorum. A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote because that holder does not have discretionary voting power and has not received voting instructions from the beneficial owner. Brokers no longer have the discretion to vote your shares without receiving voting instructions from you in an uncontested election of directors. This is a very important change to the process that many investors may have relied on when considering whether to return voting instructions. As a result, if you do not complete the voting instructions, your votes will not be cast for the election of directors.

Telephone and Internet voting for all stockholders of record will be available 24-hours a day at www.proxydocs.com/SQFT, up until the time that the polls close during the Annual Meeting, which commences at 8:30 A.M., Pacific Time, on Wednesday, December 30, 2020. You may also vote your shares on the day of and during the virtual Annual Meeting at www.proxypush.com/SQFT. Attendance at the virtual Annual Meeting will not revoke a previously submitted proxy unless you actually vote by submitting an electronic ballot at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting by submitting an electronic ballot.

VOTE REQUIRED

Voting for the election of directors in Proposal 1 will be cumulative if, prior to commencement of the voting, a stockholder gives us notice of his or her intention to cumulate votes. If any stockholder gives such a notice, then every stockholder will be entitled to such rights, in which case, you may cumulate your total votes and cast all of your votes for any one or a combination of director nominees. In cumulative voting, your total votes equal the number of director nominees multiplied by the number of shares of common stock that you are entitled to vote. In the event that a quorum is not present and the meeting is not convened, each of the Company’s current directors will remain in office and continue to serve until their successors are duly elected and qualify. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees. If you elect to withhold authority for any individual nominee or nominees, you may do so by making an “X” in the box marked “FOR ALL EXCEPT,” and by writing the name(s) of such nominee or nominees on the applicable proxy card. In the event of cumulative voting, the six nominees for the Board who receive the most votes will be elected. If no stockholder provides notice of an intention to cumulate votes in the election of directors, directors will be elected by a plurality of all the votes cast at a meeting in which directors are being elected. In the event of cumulative voting, abstentions and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. In the event that votes are not cumulated in the election of directors, abstentions and broker non-votes, if any, will have no effect on the result of the vote.

Approval of Proposal 2 requires a majority of the votes cast. Abstentions and broker non-votes, if any, will have no effect on the result of the vote on Proposal 2, although they will be considered present for the purpose of determining the presence of a quorum.

SOLICITATION OF PROXIES

If you cannot attend the Annual Meeting, the accompanying proxy card should be used to instruct the persons named as proxies to vote your shares in accordance with your directions. The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained therein. In the absence of instructions, shares represented by properly executed proxies will be voted FOR the election of the six individuals designated hereinafter as nominees for the Board and FOR the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, proxies received by the Board of Directors will be voted in the discretion of the named proxy holders.

Attendance at the Annual Meeting will not revoke a previously submitted proxy unless you actually vote by submitting an electronic ballot at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting by submitting an electronic ballot.

If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by:

(a)	delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92123; or

(b)	attending the virtual Annual Meeting and voting by submitting an electronic ballot; or

(c)	authorizing a proxy to vote via the Internet or by telephone with new voting instructions.

The expense of soliciting proxies, including the cost of preparing and mailing the Notice of Availability of Proxy Materials for the Annual Meeting, the Annual Report, and the cost of Internet and telephone, posting, and voting will be paid by the Company. In addition to solicitation by mail, our directors, officers and employees, and representatives from Donnelley Financial Solutions, P.O. Box 932721, Cleveland, OH 44193 and Mediant Communications, 3 Columbus Circle, Suite 2110, New York, NY 10019, may solicit proxies by telephone, Internet or otherwise. Our directors, officers and employees will not be additionally compensated for the solicitation, but may be reimbursed for their out-of-pocket expenses. The Company will pay Donnelley Financial Solutions and Mediant Communications a fee to maintain the Internet and telephone voting services. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such materials.

CONFIDENTIALITY

The Company will keep all the proxies, ballots and voting tabulations private, except as necessary to meet applicable legal requirements. We will permit the Inspector of Elections and our legal counsel to examine these documents. The Company will, however, disclose the total votes received for and against each proposal in a Form 8-K filing following the Annual Meeting as required by law.

ELECTRONIC DELIVERY OF COMPANY STOCKHOLDER COMMUNICATIONS

Company stockholders will be able to view the Proxy Statement, accompanying proxy material, and Annual Report over the Internet in addition to receiving paper copies by mail upon request. Please follow the instructions provided in your proxy materials, including on your proxy card, or the instructions provided when you authorize your vote over the Internet by going to the website www.proxypush.com/SQFT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD LIVE VIA THE INTERNET ON DECEMBER 30, 2020. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2019 ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/SQFT.

ANNUAL REPORT AND FINANCIAL STATEMENTS OF THE COMPANY

The annual report of the Company, containing audited financial statements for the fiscal year ended December 31, 2019, is included with this Proxy Statement and is available at www.proxydocs.com/SQFT.

PROPOSALS ON WHICH YOU MAY VOTE

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING AND VOTE BY SUBMITTING AN ELECTRONIC BALLOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA THE INTERNET AT WWW.PROXYPUSH.COM/SQFT OR VIA TELEPHONE AT 1-866-249-5360.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Bylaws and as fixed by our Board of Directors, the number of members of the Board is currently set at nine directors.

At the meeting, you will be asked to elect six directors to the Board. The following current directors have been nominated for re-election at the Annual Meeting: Jennifer A. Barnes, David T. Bruen, Larry G. Dubose, James R. Durfey, Jack K. Heilbron, and Sumner J. Rollings. Three other current directors, Shirley Y. Bullard, Kenneth W. Elsberry, and Laureen E. Ong, have each given his or her notice of resignation or retirement from the Board effective December 30, 2020, which is the date of the Annual Meeting, and are not standing for re-election.

For your review and consideration, a biography of each nominee for director is contained in this Proxy Statement under the section titled Director Biographies. The term of office of each individual elected to be a director of the Company will be until the next annual meeting of stockholders or until such individual’s successor is duly elected and qualified. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board. In no event, however, can the proxies be voted for a greater number of individuals than the current size of the Board.

DIRECTOR NOMINEES

Set forth below are the names of the individuals nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years.

The table below provides the skills and qualifications of each director. The director qualifications currently focus on what the Nominating and Corporate Governance Committee believes to be essential competencies to effectively serve on the Board in conjunction with the director qualification standards and selection criteria outlined by the Corporate Governance Guidelines. In reviewing and considering potential nominees for the Board, the Nominating and Corporate Governance Committee reviewed the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience as a board member of a publicly held company, the candidate’s professional and academic experience relevant to the Company’s industry, the strength of the candidate’s leadership skills, the candidate’s experience in finance and accounting and/or executive compensation practices, and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, as well as the candidate’s geographic background, gender, age and ethnicity. The Nominating and Corporate Governance Committee and the Board have concluded that each of the nominees for election to the Board should serve as a member of the Board at the time of filing the Proxy.

	Jack K. Heilbron	Larry G. Dubose	Jennifer A. Barnes	David T. Bruen	James R. Durfey	Sumner J. Rollings
Financial and Accounting expertise	X	X	X	X		X

Multi-industry/Corporate Management experience	X	X	X	X	X

Real Estate experience	X	X		X	X	X

Human Resources and Compensation Practices experience	X	X	X		X	X

Director, officer or former officer of public company	X				X

Officer or former officer of emerging company	X	X	X			X

Community Involvement	X	X	X	X	X	X

Personal and Professional Integrity, Ethics and Values	X	X	X	X	X	X

DIRECTOR BIOGRAPHIES

Name (Age)

Jennifer A. Barnes (41)

Ms. Barnes has served as a director and as a member of the Audit Committee since February 2020. Ms. Barnes currently serves as CEO of Optima Office, Inc., an accounting and HR services company that she founded in October 2018. From September 2012 to September 2018, she served as CEO of Pro Back Office, LLC, a company that she co-founded. Ms. Barnes has also held a number of controller and director of accounting positions at privately held for-profit and non-profit companies. She currently serves on the boards of the Better Business Bureau of the Pacific Southwest and the San Diego chapter of Junior Achievement. Ms. Barnes received a Bachelor of Science in Business Administration from University of Arizona and an Executive M.B.A. from San Diego State University. Based on her extensive experience in accounting and personnel matters, the Nominating and Corporate Governance Committee determined that Ms. Barnes is qualified to serve on the Board of Directors.

David T. Bruen (76)

Mr. Bruen has served as our Lead Independent Director since May 2020 and Chair of our Audit Committee since February 2020. Mr. Bruen joined our Board of Directors in 2008 and has served as a member of the Audit Committee since 2010 until his appointment as Chair in 2020. Mr. Bruen retired in 2008 from San Diego National Bank after six years as a senior commercial lending officer. During the previous 17 years, Mr. Bruen was in commercial lending for mid-size businesses in San Diego County for First Interstate Bank, Wells Fargo Bank, Mellon 1st Business Bank, and San Diego National Bank. He is a Life Member of the Holiday Bowl Committee and has been a member of the Presidents Association for Palomar College, Financial Executives International, the San Diego MIT Enterprise Forum, and the Association for Corporate Growth. Mr. Bruen is a graduate of San Diego State University and has an M.B.A. from the University of Southern California. Based on his experience with banks and his achievements in the community, the Nominating and Corporate Governance Committee determined that Mr. Bruen is qualified to serve on the Board of Directors.

Larry G. Dubose (71)

Mr. Dubose has served as a director since 2005 and was our Chair of the Audit Committee until 2010. In connection with our entering into a management agreement with Dubose Model Homes, USA, Mr. Dubose became an employee of our Company in 2010 and has served as Chief Financial Officer, Treasurer, and a director of NetREIT Dubose since its inception. He has also served as Chief Executive Officer and/or President of NetREIT Advisors, LLC, one of our wholly-owned subsidiaries, since its inception. From 2008 to 2010, Mr. Dubose was President of Dubose Model Homes, USA, a residential real estate investment company headquartered in Houston, Texas that he founded in 1985, a position he also held until 2004. Prior to forming that company, Mr. Dubose served as Vice President and CFO of a full service real estate brokerage company in Houston for six years. From 1973 to 1976, he served as a staff accountant with PricewaterhouseCoopers f/k/a Price Waterhouse. Mr. Dubose graduated with a B.A. degree in Accounting from Lamar University in 1973. Although not active at present, Mr. Dubose is a Certified Public Accountant in the State of Texas. He also holds a real estate brokerage license. Based on his experience in real estate and his extensive financial background, the Nominating and Corporate Governance Committee determined that Mr. Dubose is qualified to serve on the Board of Directors.

James R. Durfey (70)

Mr. Durfey has served as a director since December 2019 and is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Durfey retired in 2017 from American Assets Trust, Inc. (NYSE: AAT), a publicly traded REIT, where he served as Vice President, Office Properties, since 2004. During his tenure at AAT, Mr. Durfey supervised property management and leasing of Class A office buildings, assisted in the acquisition and/or development of office buildings, and worked with AAT’s board in developing corporate investment strategies. From 1996 to 2004, Mr. Durfey was Vice President of Trammell Crow Company and General Manager of the Century Plaza Towers and the ABC Entertainment Center. From 1980 to 1996, Mr. Durfey held various senior roles at Homart Development Company, which was the commercial real estate subsidiary of Sears, Roebuck and Company. Mr. Durfey received his Bachelor of Science degree in Business Management from Indiana University and is a licensed real estate broker in California. Based on his extensive experience in various facets of commercial real estate and with a REIT, the Nominating and Corporate Governance Committee determined that Mr. Durfey is qualified to serve on the Board of Directors.

Jack K. Heilbron (70)

Mr. Heilbron has served as a director and our Chief Executive Officer and President since our inception. Mr. Heilbron also has served as Chairman, CEO and President of NetREIT Dubose Model Home REIT, Inc. (“NetREIT Dubose”) since its inception, and has served as CEO and/or President of NetREIT Advisors, LLC, Dubose Advisors, LLC, and NTR Property Management, Inc. since their inceptions, all of which are Company affiliated entities. Mr. Heilbron was a founding officer, director, and stockholder of the former CI Holding Group, Inc. and of its subsidiary corporations (Centurion Counsel, Inc., Bishop Crown Investment Research Inc., PIM Financial Securities Inc., Centurion Institutional Services Inc. and CHG Properties, Inc.) and currently serves as Chairman and CEO of Centurion Counsel, Inc., a licensed investment advisor. He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act of 1940, from 2001 until 2005. From 1994 until its dissolution in 1999, Mr. Heilbron served as the Chairman and/or director of Clover Income and Growth REIT. Mr. Heilbron graduated with a B.S. degree in Business Administration from California Polytechnic College, San Luis Obispo, California. Based on his experience as a director and his experience with other REITs, the Nominating and Corporate Governance Committee determined that Mr. Heilbron is qualified to serve on the Board of Directors.

Sumner J. Rollings (71)

Mr. Rollings has served as a director since 2001 and is a member of the Audit Committee and Compensation Committee. He previously served as Chair of the Nominating and Corporate Governance Committee. He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act of 1940, from March 2001 until 2005. From 2001 to 2014, Mr. Rollings owned and operated the Wagon Wheel Restaurant as the Chief Executive Officer of Rolling Wheel Restaurant, Inc., in Escondido, California. From 1999 to 2001 Mr. Rollings served as sales executive for Joseph Webb Foods of Vista, California and previously from 1985 to 1999, as sales executive for Alliant Food Service Sales. Based on his experience owning and operating a business, the Nominating and Corporate Governance Committee determined that Mr. Rollings is qualified to serve on the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that stockholders vote FOR each of the nominees set forth above.

CORPORATE GOVERNANCE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Policy Governing Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board or one or more members of the Board, including our Lead Independent Director or the non-management directors as a group, by sending an email to our General Counsel and Secretary, Ann T. Nguyen, at anguyen@PresidioPT.com or in writing in care of the Secretary of Presidio Property Trust, Inc., at our principal executive office, 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. All appropriate correspondence will be promptly forwarded by the Secretary, to the director or directors for whom it is intended.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of our Board of Directors, Board of Directors membership criteria and director qualifications, director responsibilities, Board of Directors agenda, roles of the Chairman of the Board of Directors and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, Board of Directors member access to management and independent advisors, director compensation, director orientation and continuing education and management succession planning. Our Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines from time to time as it deems appropriate and, if necessary, recommends changes thereto to our Board of Directors.

Board Committees

The Board has adopted a charter for each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board may, from time to time, establish certain other committees to facilitate the management of the Company. The committee charters and the Corporate Governance Guidelines are posted on the Company’s website at www.PresidioPT.com and will be provided without charge upon request to the Secretary, Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. The information contained on the Company’s website is not incorporated by reference into and does not form a part of this Proxy Statement. The table below indicates the members and chair of each Board committee.

Director	Audit	Compensation	Nominating and Corporate Governance

Jennifer A. Barnes	X ^
David T. Bruen	Chair ^
Shirley Y. Bullard		Chair	X
James R. Durfey		X	X
Laureen E. Ong		X	Chair
Sumner J. Rollings	X	X

^ Financial expert

Board Independence

Our Board of Directors has determined that each of our current directors and nominees, except for Messrs. Heilbron, Dubose and Elsberry, has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” within the meaning of the listing standards of Nasdaq (“Nasdaq Rules”) and our director independence standards. Messrs. Heilbron and Dubose are named executive officers of the Company and Mr. Elsberry retired from the Company in December 2017. The Board of Directors established and employed the following categorical standards (which are at least as restrictive as “independent” standards of the Nasdaq Rules) in determining whether a relationship is material and thus would disqualify such director from being independent:

◾	The director is, or has been within the last three years, our employee or an employee of any of our subsidiaries;

◾	An immediate family member of the director is, or has been within the last three years, our executive officer or an executive officer of any of our subsidiaries;

◾

The director (or an immediate family member of the director) received during any 12-month period within the last three years, more than $120,000 in direct compensation from us and/or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

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The director was affiliated with or employed within the last three years by our present or former external auditor or an immediate family member of the director was affiliated with or employed in a professional capacity by our present or former external auditor and worked on our audit within the last three years;

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The director (or an immediate family member of the director) is, or has been within the last three years, employed as an executive officer of another company where any of our executives serve or served on that company’s compensation committee;

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The director, or an immediate family member of the director, is currently a controlling stockholder, partner or executive officer of another company that made payments to, or received payments from us or any of our subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000, or 5% of such other company’s consolidated gross revenues; or

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The director (or an immediate family member of the director) was, within the last three years, an officer, director or trustee of a charitable organization where our (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization exceeded the greater of $200,000 or 5% of that organization’s consolidated gross revenues.

An “affiliate” includes any person beneficially owning in excess of 10% of the voting power of, or a general partner or managing member of, a company.

Meetings and Attendance

The Board met four times during 2019 and the various committees of the Board met a total of 12 times. For the 2019 fiscal year, all directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which the director served during the year. Although the Company has no policy with regard to Board members’ attendance at the Company’s Annual Meeting, the Company expects all Board members to attend any meeting of stockholders at which stockholders are anticipated by the Company to be present. Since very few stockholders attend annual meetings, no director attended the 2019 Annual Meeting. To ensure free and open discussion among the Independent Directors of the Board, if necessary, the Independent Directors may meet prior to or after Board meetings, but in no event fewer than two times per year.

Diversity

Our Nominating and Corporate Governance Committee recognizes the benefits associated with, and strives to create, diversity on the Board of Directors as a whole when identifying and selecting nominees. Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity and will consider the candidate’s geographic background, gender, age and ethnicity. These and the additional factors such as a candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience as a board member of a publicly held company, the candidate’s professional and academic experience relevant to the Company’s industry, the strength of the candidate’s leadership skills, the candidate’s experience in finance and accounting and/or executive compensation practices, and whether the candidate has the time required for preparation, participation and attendance at Board of Directors meetings and committee meetings, and others are considered useful by our Nominating and Corporate Governance Committee and are reviewed in terms of assessing the needs of our Board of Directors at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board of Directors which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. Typically, on an annual basis, as part of our Board of Directors’ self-evaluation, each director assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure and Role in Risk Oversight

The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director, is in the best interests of the Company because it provides the appropriate balance between strategic development and independent oversight of management.

The Company believes the chosen leadership structure is the most appropriate for its size and business. Since our inception, Jack K. Heilbron has served as both Chairman of the Board and Chief Executive Officer. The Company has a Lead Independent Director, David T. Bruen, who also serves as Chair of the Audit Committee. As Lead Independent Director, Mr. Bruen is able to monitor and address any compliance issues, improprieties, or ethical considerations, including anonymous submissions by Company employees.

Code of Ethics and Conduct

The Board of Directors has adopted a Code of Ethics and Conduct (“Ethics Code”) that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. The Ethics Code, which was last revised on December 6, 2019, is posted under the Investor / Corporate Governance section of our website at www.presidiopt.com. To the extent required by applicable Securities and Exchange Commission (“SEC”) rules, we intend to post any future amendments to or waivers from the Ethics Code promptly following the date of such amendment or waiver on our website at www.presidiopt.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is comprised of Ms. Ong (Chair), Ms. Bullard, and Mr. Durfey, each of whom is “independent” within the meaning of the Nasdaq Rules and our director independence standards. The Nominating and Corporate Governance Committee met twice during 2019. The Nominating and Corporate Governance Committee’s principal responsibilities include:

◾	Reviewing the purpose, structure and membership of the committees of the Board of Directors;

◾	Reviewing the succession planning for our executive management;

◾	Assisting the Board of Directors in developing and implementing our Corporate Governance Guidelines;

◾	Considering questions of possible conflicts of interest of the Board of Directors, as such questions arise;

◾	Determining the size, needs and composition of the Board of Directors and its committees;

◾	Monitoring a process to evaluate and assess the effectiveness of the Board of Directors; and

◾	Recommending nominees to the full Board of Directors.

Stockholder Recommendations of Director Candidates

The Nominating and Corporate Governance Committee’s policy is to consider candidates recommended by stockholders. The stockholder must submit a resume of the candidate and an explanation of the reasons why such stockholder believes the candidate is qualified for service on the Board and how the candidate satisfies the Board criteria noted above. The stockholder must also provide such other information about the candidate as would be required by the rules of the SEC to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate to serve as a director if elected and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of ownership of the Company’s shares of stock. See “Stockholder Proposals for 2021 Annual Meeting” in this Proxy Statement. All communications are to be directed to the Chair of the Nominating and Corporate Governance Committee, c/o Secretary, Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. Properly submitted stockholder recommendations will be evaluated by the Nominating and Corporate Governance Committee using the same criteria used to evaluate other director candidates.

COMPENSATION COMMITTEE

The Compensation Committee is comprised of Ms. Bullard (Chair), Mr. Durfey, Ms. Ong, and Mr. Rollings, each whom is “independent” within the meaning of the Nasdaq Rules and our director independence standards. The Compensation Committee met four times during 2019. The Compensation Committee’s principal responsibilities include:

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reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon this evaluation (either alone or, if directed by the Board of Directors, in conjunction with a majority of the independent directors on the Board of Directors), setting our Chief Executive Officer’s compensation (our Chief Executive Officer may not be present during voting deliberations on his compensation);

◾	reviewing and setting or recommending to the Board of Directors the compensation of our named executive officers other than the Chief Executive Officer;

◾	reviewing and providing oversight of our compensation philosophy and composition of our peer company community used for market comparisons;

◾	reviewing and approving or recommending to the Board of Directors our incentive compensation and equity-based plans and arrangements;

◾	performing a periodic evaluation of the Compensation Committee’s performance in fulfilling its duties and responsibilities under the Compensation Committee charter;

◾	reviewing and recommending to the Board of Directors the compensation of our non-employee directors;

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to the extent that we are required to include a Compensation Discussion and Analysis (“CD&A”) in our Annual Report on Form 10-K or annual proxy statement, reviewing and discussing with management our CD&A and considering whether to recommend to our Board of Directors that our CD&A be included in the appropriate filing;

◾	preparing the annual Compensation Committee Report;

◾	reporting regularly to the Board of Directors regarding the activities of the Compensation Committee; and

◾	annually reviewing and reassessing our Compensation Committee charter and submitting any recommended changes to the Board of Directors for its approval.

The Compensation Committee may also delegate any or all of its responsibilities to a subcommittee of the Compensation Committee and/or delegate the authority to grant stock or other equity rights to one or more officers of our Company in a manner that is in accordance with applicable law.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee ensures that the total compensation paid is fair, reasonable, and competitive. The following narrative explains our compensation philosophy, objectives, policies, and practices with respect to our named executive officers, as determined in accordance with applicable SEC rules. The Compensation Committee does not utilize compensation consultants for executive or director compensation.

Compensation Objectives, Philosophy and Risk Assessment

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Together with the Chief Executive Officer, the Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions with superior ability, experience and leadership capability and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes that executive compensation packages provided to our employees, including our named executive officers, should include both cash and share-based compensation that rewards performance measured against established goals.

The Compensation Committee believes that measures such as growth in assets and number of properties, rental income, and modified funds from operations1 (“MFFO”) play an important part in setting compensation; however, the Compensation Committee also recognizes that often outside forces beyond the control of management, such as economic conditions, capital market conditions, changing retail and real estate markets, and other factors, may contribute to less favorable near-term results. The Compensation Committee also strives to assess whether management is making appropriate strategic decisions that will allow us to succeed over the long term and build long-term stockholder value. These may include ensuring that we have the appropriate leasing and acquisition pipelines to ensure a future stream of recurring and increasing revenues, assessing our risks associated with real estate markets and tenant credit, managing our debt maturities, and determining whether our staffing and general and administrative expense is appropriate given our projected operating requirements.

We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. In establishing and reviewing our compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. In addition, the annual bonus program appropriately balances risk and the desire to focus on goals important to our success without putting undue emphasis on any particular performance measure or encouraging unnecessary or excessive risk taking. Furthermore, a significant portion of the compensation provided to our named executive officers may be in the form of equity awards that are important to help further align executives’ interests with those of our stockholders. These awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the value of our stock, and grants are subject to vesting or retention schedules to help ensure that executives have significant value tied to our long-term stock performance.

1 Funds from operations or “FFO” is widely used as a key measure of financial performance by REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. For a reconciliation of FFO to net income, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Financial Measure: Funds From Operations (“FFO”)” in our Annual Report on Form 10-K for the year ended December 31, 2019.

Say on Pay

In reviewing our compensation objectives and practices for 2019, the Compensation Committee and the named executive officers were aware of the results of the 2019 “say-on-pay” vote to approve our executive compensation practices, and the “say-on-pay frequency” vote to review such compensation every three years, which we viewed as generally supportive of our compensation philosophy and practices. We included the “say-on-pay” proposal in the proxy statement for the 2019 annual meeting held on May 23, 2019, which was re-convened on July 24, 2019. The “say-on-pay” proposal was approved at the annual meeting in which approximately 84% of the votes cast on such proposal voted to approve our executive compensation practices. Stockholders also approved the “say-on-pay” frequency proposal in which approximately 61% of the votes cast voted for a three-year frequency. The next “say-on-pay” and “say-on-pay frequency” vote will take place in 2022.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes direct compensation decisions with respect to the compensation of Mr. Heilbron, our Chairman, President and Chief Executive Officer, and establishes the general parameters within which it establishes the compensation for our other named executive officers and senior management team. The Compensation Committee may also review equity awards to other officers and employees. Our Chief Executive Officer is not present for any deliberations or decisions on his own compensation.

The Chief Executive Officer reviews the performance of our other named executive officers and senior management team annually and makes recommendations with respect to salary adjustments, bonuses and equity award amounts for such individuals. The Compensation Committee may choose to exercise its discretion in modifying any recommended adjustment or award.

Total Compensation

Total annual compensation consists of base salary, cash incentives, and long-term equity incentive compensation in the form of stock. In setting the total annual compensation for our named executive officers, information on the performance of each named executive officer for the prior year and market data covering peer group salaries are utilized. This evaluation is comprised of both a quantitative assessment as well as a qualitative assessment. The target levels for the total annual compensation of our named executive officers and senior management team are less than the average of the peer group, primarily due to our size and status at the time as a nontraded REIT. We believe that this approach contemplates both the quantitative and qualitative elements of each position and rewards performance. In addition, this approach allows our skilled and talented executives to guide and lead our business and supports a “pay for performance” culture.

Annual Cash Compensation

Base Salary

Each of our named executive officers receives a base salary to compensate him for services performed during the year. When determining the base salary for each of our named executive officers, the market levels of similar positions, discounted for size, at the peer group companies, the performance of the named executive officer, the experience of the named executive officer in his position, and the other components of compensation and total compensation are considered. The named executive officers are eligible for annual increases in their base salaries.

Annual Non-Equity Compensation

A significant portion of each named executive officer’s compensation is in the form of an annual cash bonus. These annual bonuses are primarily based upon quantifiable company and executive performance objectives. This practice is consistent with our compensation objective of supporting a performance-based environment. An annual determination is made as to the appropriate weight between company-wide and executive specific goals based upon an assessment of the appropriate balance. Each year, the Compensation Committee sets for the Chief Executive Officer a threshold and target bonus that may be awarded to him if the threshold goals are achieved. No specific target bonus was established for Mr. Dubose for 2019 and his bonus was determined at the discretion of the Chief Executive Officer.

For 2019, the Compensation Committee established the following goals for Mr. Heilbron and set a target cash bonus of 70% of his base salary:

2019 Goals	Percentage of Target Bonus
Reduce and/or retire Series B Preferred Stock	50%
Achieve MFFO Budget and Quarterly Targets	30%
IPO Progress	20%

100%

The Compensation Committee awarded Mr. Heilbron a $246,000 cash bonus (of which $171,000 was deferred at Mr. Heilbron’s election) and a stock bonus of 17,500 shares for his 2019 performance.

Long-Term Incentive Compensation

We grant long-term equity incentive awards to our named executive officers as part of our overall compensation package. These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our stockholders. When determining the amount of long-term equity incentive awards to be granted, the following factors are considered: our business performance, using metrics such as MFFO and performance of real estate assets (including, but not limited to, occupancy, same-store property net operating income growth and leasing spreads); the individual responsibilities and performance of each executive, such as how he performed relative to his delineated goals; strategic accomplishment, such as identifying strategic direction for us, and market factors, such as navigating the current economic climate and the strength of the balance sheet and debt maturities.

We compensate our named executive officers through grants of shares. These shares vested equally over a three-year period for more recent grants (and over a ten-year period for certain grants made earlier) for all officers. The aggregate value of the long-term incentive compensation granted is based upon established goals including an assessment of MFFO as compared to budgeted or targeted goals; the identification of strategic initiatives, their execution and the anticipated long-term benefits to stockholders. Distributions are paid on the entire grant, regardless of vesting.

Equity compensation is awarded to our Chief Executive Officer by the Compensation Committee and to other named executive officers based primarily on the strategic initiatives and performance during the applicable fiscal year. The stock awards granted to our named executive officers during 2019 are reflected in the Outstanding Equity Awards at Fiscal Year End table below. On January 2, 2020, Mr. Heilbron was granted 17,500 shares of stock; Mr. Dubose was granted 10,274 shares of stock; Mr. Sragovicz was granted

7,641 shares of stock; and Mr. Katz was granted 7,641 shares of stock. All such stock granted vests in equal installments over three years.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits, including payment of premiums for an additional life insurance policy, and for Mr. Heilbron, an auto allowance and payment of country club dues, that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

We maintain a 401(k) retirement savings plan for all employees on the same basis, which provides matching contributions at the rate of 100% of the employee’s contributions up to 4% of their salary. In 2019, employees could contribute up to $19,000 of their salary and a catch-up contribution of up to $6,000 for employees aged 50 and older, subject to annual limits under the Code. Named executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case, on the same basis as other employees.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

The Company’s current named executive officers are as follows:

Name	Age	Position

Jack K. Heilbron	70	Chairman of the Board of Directors, President and Chief Executive Officer
Larry G. Dubose	71	Chief Executive Officer of NetREIT Advisors, LLC and Dubose Advisors, LLC; Chief Financial Officer of Dubose Model Home REIT, Inc.; and Director
Adam Sragovicz	51	Chief Financial Officer
Gary M. Katz	57	Senior Vice President, Asset Management

Each named executive officer of the Company may be removed from office at any time by a majority vote of the Board with or without cause. Removal of Mr. Heilbron is subject to the terms of his employment agreement, which is described in more detail under the section titled “Employment Agreements” below.

The following section sets forth certain background information regarding those persons currently serving as executive officers of the Company, excluding Messrs. Heilbron and Dubose, who are described under the section titled Director Biographies as set forth in “Proposal No. 1 – Election of Directors”:

Adam Sragovicz. Mr. Sragovicz is our Chief Financial Officer, a position he has held since January 2018. He previously served as our Senior Vice President, Finance since May 2017. Before joining us, Mr. Sragovicz served as Treasurer of Encore Capital Group from 2011 to 2017, where he was responsible for global capital raising, foreign exchange risk management and cash management. Mr. Sragovicz has also held capital markets, finance, and treasury management positions with KPMG, Union Bank of California / MUFG and Bank of America Merrill Lynch. Mr. Sragovicz is the Director of the Yale Alumni Schools

Committee in San Diego and previously sat on the board of Congregation Adat Yeshurun. Mr. Sragovicz is a graduate of Yale University with a Bachelor of Arts degree in Soviet and Eastern European Studies, with a concentration in Economics.

Gary M. Katz. Mr. Katz joined us as Senior Vice President, Asset Management in 2010. He has worked in the commercial real estate industry for over 30 years and has held positions with Legacy Partners, Lincoln Property Company, Kemper Real Estate Management Company, Bedford Properties, and Meyer Investment Properties. Prior to joining us, Mr. Katz served in senior acquisition, leasing, asset management, and development roles for Westcore Properties from 2001 to 2009 and was responsible for real estate transactions throughout the western United States. Mr. Katz is actively involved with NAIOP, a commercial real estate education and advocacy organization. He was a member of the NAIOP Corporate (National) Board, formerly served as president of the San Diego Chapter and currently serves on the Board of Directors and as Treasurer of the San Diego Chapter. He also sits on the San Diego Charitable Real Estate Foundation’s Board of Directors. Mr. Katz holds a Bachelor of Arts degree in Economics from University of California San Diego.

Summary Compensation Table

The following table sets forth information concerning the compensation earned by the Company’s named executive officers for the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total

Jack K. Heilbron	2019	$350,595	$120,300	$75,000	$49,571	$595,466
Chairman of the Board,	2018	$333,900	$221,330	$50,000	$47,610	$652,840
President and Chief Executive Officer

Larry G. Dubose	2019	$90,000	$56,454	$135,000	$22,587	$304,041
President, NetREIT Advisors,	2018	$154,500	$121,038	$75,000	$25,578	$376,116
LLC and Dubose Advisors, LLC; CFO, NetREIT Dubose Model Home REIT, Inc.; and Director

Adam Sragovicz	2019	$248,081	$273,975	$52,500	$15,952	$590,508
Chief Financial Officer (4)	2018	$195,700	$—	$37,500	$4,069	$237,269

Gary M. Katz	2019	$248,081	$61,275	$40,000	$13,267	$362,623
SVP, Asset Management (5)	2018	$238,540	$131,413	$40,000	$13,242	$423,195

(1)

The amounts shown represent the aggregate grant date fair value of awards granted during each fiscal year shown, computed in accordance with FASB ASC Topic 718. This does not represent the compensation expense recognized for the fiscal years shown for financial statement reporting purposes. The value of non-vested shares granted in 2019 and 2018 was calculated based on the offering price of the shares in the most recent private placement offering, adjusted for stock dividends since granted and assumed selling costs, as well as with periodic adjustments based on comparable market valuations, which management believes approximates fair market value as of the date of grant.

(2)

Bonuses shown for 2019 were paid in January 2020. Mr. Heilbron was awarded a bonus of $246,000 and elected to defer acceptance of $171,000 of such amount. Bonuses shown for 2018 were paid in January 2019.

(3)	The following table sets forth the components of All Other Compensation included above (and excludes unlimited paid time off, which is only available to our executives):

Name	Year	Distributions Received on Stock	Matching Contributions to 401(k) Plan	Group Term Life Insurance Payments	Auto Allowance	Country Club	Total of Other Compensation

Jack K. Heilbron	2019	$5,855	$11,200	$17,626	$7,191	$7,699	$49,571
	2018	$4,641	$11,000	$16,780	$5,957	$9,232	$47,610
Larry G. Dubose	2019	$2,612	$6,466	$1,509	$12,000	—	$22,587
	2018	$2,248	$10,606	$724	$12,000	$—	$25,578
Adam Sragovicz	2019	$4,403	$9,923	$1,626	—	—	$15,952
	2018	$100	$3,189	$780	$—	$—	$4,069
Gary M. Katz	2019	$1,718	$9,923	$1,626	—	—	$13,267
	2018	$1,462	$11,000	$780	$—	$—	$13,242

(4)	Mr. Sragovicz was appointed the Company’s principal financial officer and CFO in January 2018.

(5)	Mr. Katz was designated a Section 16 officer in September 2018.

Employment Agreements

On October 18, 2017, we entered into a new employment agreement with Mr. Heilbron, which superseded his January 19, 2011 employment agreement.

Pursuant to his employment agreement, Mr. Heilbron’s initial annual base salary was $333,900, subject to increase in the discretion of the Board or the Compensation Committee. Mr. Heilbron is also eligible to earn an annual bonus pursuant to our bonus plan for senior executives based on the achievement of targets and other objectives established by the Board or the Compensation Committee for each fiscal year. The employment agreement provides that Mr. Heilbron’s target annual bonus is up to 100% of his base salary. Mr. Heilbron is eligible to participate in all other incentive plans, savings and retirement plans, welfare benefit plans, practices, policies and programs, in each case, that are generally applicable to our senior executives. We also provide to Mr. Heilbron: (a) a supplemental life insurance policy on Mr. Heilbron’s life on terms and conditions agreed to between us and Mr. Heilbron, (b) use of an automobile at our expense, selected by our agreement with Mr. Heilbron, and (c) club dues for membership at a country club of Mr. Heilbron’s choosing.

Mr. Heilbron’s employment agreement provides that if his employment is terminated by us without “cause” or by Mr. Heilbron for “good reason” (each as defined in the employment agreement), then, subject to his execution and non-revocation of a release of claims, he will be entitled to receive the following payments and benefits:

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a lump-sum cash payment in an amount equal to the average of the annual bonuses received by Mr. Heilbron during the immediately preceding two years, payable within 10 days following the release effective date;

◾	for up to 12 months following Mr. Heilbron’s termination of employment, healthcare benefits for Mr. Heilbron and his eligible dependents which are substantially the same and at the same cost as the benefits provided to our currently active employees; and

◾

100% of the outstanding and unvested stock options, stock and other equity awards granted to Mr. Heilbron under our equity incentive plans (other than performance-based vesting awards, if any) will become immediately vested and exercisable in full effective as of the date of termination.

The employment agreement contains confidentiality covenants by Mr. Heilbron which apply indefinitely and non-competition covenants by Mr. Heilbron which apply during the term of his employment. The foregoing severance provisions under Mr. Heilbron’s employment agreement are substantially the same as the severance benefits to which he was entitled under his previous employment agreement.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding stock awards held by our named executive officers on the last day of our fiscal year ended, December 31, 2019.

	Stock Awards
Name	Grant Date	Number of Shares or Units that have not Vested (3)	Market Value of Shares or Units that have not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested
Jack K. Heilbron	1/02/2013 (1)	1,744	$5,755	—	—
	1/02/2014 (1)	2,326	$7,676	—	—
	1/02/2015 (1)	4,070	$13,431	—	—
	1/04/2016 (1)	4,884	$16,117	—	—
	1/03/2017 (1)	5,600	$18,480	—	—
	1/01/2018 (1)	10,295	$33,974	—	—
	1/01/2019 (2)	10,000	$33,000	—	—
Larry G. Dubose	1/02/2013 (1)	1,308	$4,316	—	—
	1/02/2014 (1)	1,396	$4,607	—	—
	1/04/2016 (1)	2,617	$8,636	—	—
	1/03/2017 (1)	3,063	$10,108	—	—
	1/01/2018 (2)	2,346	$7,742	—	—
	1/01/2019 (2)	4,692	$15,484	—	—
Adam Sragovicz	1/01/2019 (2)	22,775	$75,158	—	—
Gary M. Katz	1/01/2018 (2)	2,547	$8,405	—	—
	1/01/2019 (2)	5,094	$16,810	—	—

(1)

Represents an award of shares of stock, of which 1/10th of the stock award will vest on December 31 of the year in which the award is granted and an additional 1/10th of the stock award will vest on each anniversary of such date thereafter, subject to the named executive officer’s continued employment.

(2)

Represents an award of shares of stock, of which 1/3rd of the stock award will vest on December 31 of the year in which the award is granted and an additional 1/3rd of the stock award will vest on each anniversary of such date thereafter, subject to the named executive officer’s continued employment.

(3)	Represents the number of unvested shares of stock as of December 31, 2019.
(4)

Market value has been calculated by multiplying the closing market price of our common stock at November 10, 2020 of $3.30 per share by the outstanding share of stock awards for each named executive officer.

Director Compensation

We compensate the directors with cash compensation and awards of stock. We do not have a written policy regarding director compensation. Our Compensation Committee meets at least annually to review, and determine and approve, as appropriate, director compensation for the next fiscal year, including cash and equity compensation, reimbursement for travel and related expenses, and similar matters. The Compensation Committee may also meet during the year, as appropriate, to discuss compensation matters such as grants of stock to our directors in connection with their services as chairs of Board of Directors committees, and related matters. If a director is also an employee of our Company, such director is not paid separate compensation for services rendered as a director.

The directors agreed to continue to maintain a lower cash stipend of $8,000 per quarterly Board of Directors meeting in 2019. The Compensation Committee recommended (and the Board of Directors approved) the restoration of the cash stipend of $10,000 for the first three quarters of 2020. For the fiscal year ending December 31, 2019, the Company paid director compensation as follows:

Name (1)	Fees earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total
William H. Allen (5)	$32,000	$32,075	$510	$62,585
David T. Bruen	$32,000	$25,063	$425	$57,488
Shirley Y. Bullard	$32,000	$25,063	$425	$57,488
James R. Durfey (6)	$ 8,000	—	—	$ 8,000
Kenneth W. Elsberry	$24,000	$25,063	$1,845	$50,908
Laureen E. Ong (7)	$16,000	$12,531	—	$28,531
Sumner J. Rollings	$32,000	$25,063	$425	$57,488
Thomas E. Schwartz (8)	$24,000	$25,063	$425	$49,488

(1)

Messrs. Heilbron and Dubose are not included in this table as they are employees and do not receive compensation for their services as a director. Compensation paid for the services they provide to us are reflected in the Summary Compensation Table.

(2)

Each non-employee director received a cash stipend of $8,000 for each Board of Directors meeting attended in 2019. Amounts do not include reasonable out-of-pocket expenses (i.e., airfare, hotel, car rental, etc.) incurred by directors for which we reimburse in connection with attendance at Board of Directors and committee meetings.

(3)

The amounts shown represent the aggregate grant date fair value of awards made during 2019, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used to determine the fair value of these awards, see Note 11 to the Financial Statements for the year ended December 31, 2019 included in our Form 10-K for such year. The stock awards vest annually in equal installments over a three-year period.

(4)	Amount represents distributions received in 2019 from unvested shares of our common stock held by each non-employee director.

(5)	Mr. Allen resigned from the Board of Directors in February 2020.

(6)	Mr. Durfey joined the Board of Directors in December 2019 and was granted unvested shares effective January 2, 2020.

(7)	Ms. Ong joined the Board of Directors in August 2019.

(8)	Mr. Schwartz resigned from the Board of Directors in August 2019.

As of December 31, 2019, our current non-employee directors held the following shares of unvested stock:

Name	Shares

Jennifer A. Barnes^	-
David T. Bruen	2,084
Shirley Y. Bullard	2,084
James R. Durfey†	-
Kenneth W. Elsberry	11,531
Laureen E. Ong	1,042
Sumner J. Rollings	2,084

^    Ms. Barnes did not join the Board of Directors until February 2020.

†  Mr. Durfey was granted unvested shares in January 2020.

AUDIT COMMITTEE

General

The Audit Committee is comprised of Mr. Bruen (Chair), Ms. Barnes and Mr. Rollings, each of whom is “independent” within the meaning of the Nasdaq Rules, our director independence standards and the audit committee requirements of the SEC. The Board of Directors has determined that Mr. Bruen and Ms. Barnes each qualify as an “audit committee financial expert,” as defined by the SEC and that each member of the Audit Committee is “financially literate” under the Nasdaq Rules. The Audit Committee met six times during 2019.

The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee also shares responsibility for performing risk assessment. The Audit Committee is responsible for discussing with management the guidelines, policies and processes relied upon and used by management to assess and manage our exposure to risk.

The Audit Committee ensures that procedures have been established for the receipt, retention and treatment of complaints from our employees on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters or other potentially material risks.

The Audit Committee’s principal responsibilities include:

◾	Assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices;

◾	Reviewing and monitoring compliance with our code of ethics and conduct;

◾	The ultimate authority over the appointment, retention, compensation, oversight and evaluation of the work of our independent registered public accounting firm;

◾	Preparing the report that the SEC requires in our annual proxy statement; and

◾	The selection, approval and engagement of our independent registered public accounting firm, including approving any special assignments given to the independent accounting firm and reviewing:

◾	The independence of the independent registered public accounting firm;

◾	Any audit and non-audit services to be performed by the independent registered public accounting firm;

◾	Our guidelines and policies with respect to risk assessment and risk management; and

◾	Our compliance with legal and regulatory requirements.

The Audit Committee responsibilities are more fully described in its charter, which is available on our website at www.PresidioPT.com.

In determining whether to appoint or reappoint the independent registered public accounting firm as our independent auditor, the Audit Committee takes into consideration a number of factors, including audit fees, the expertise of the lead audit partner with respect to real estate and, specifically REITs, the length of time the firm has been engaged by us, the quality of the Audit Committee’s ongoing discussions with its independent registered public accounting firm and an assessment of the professional qualifications, external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports relating to our independent registered public accounting firm and past performance of the firm’s lead audit partner responsible for our audit. The Audit Committee has also been involved in the selection of the lead audit partner.

AUDIT COMMITTEE REPORT

Management of the Company has the primary responsibility for the preparation of the financial statements as well as executing the financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for assisting the Board of Directors in overseeing the conduct of these activities by the Company’s management and the independent auditors.

The Audit Committee, with respect to the audit of the Company’s 2019 audited consolidated financial statements, reports as follows:

◾

The Audit Committee and the Company’s management met with Squar Milner LLP (our independent registered public accounting firm), in advance of the 2019 audit, to discuss the annual audit planning. The discussions include identifying critical audit areas, accounting and reporting controls and the overall audit approach.

◾	The Audit Committee has reviewed and discussed the audit of the financial statements, for the year ended December 31, 2019, with Squar Milner LLP and with the Company’s management.

◾

The Audit Committee has discussed with Squar Milner LLP the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from Squar Milner LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with Squar Milner LLP their independence from the Company. The Audit Committee has also considered whether Squar Milner LLP’s other non-audit services to the Company are compatible with maintaining Squar Milner LLP’s independence.

◾

Following discussions and a complete review of the financial statements, the Audit Committee approves and authorizes for filing, the financial report filings (Forms 10-K &10-Qs) prior to the Company’s management filing of these financial statements with the SEC. Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2019 be included in our Annual Report on Form 10-K for filing with the SEC.

During the year ended December 31, 2019, Squar Milner LLP served as our independent auditor and has continuously served in that capacity since 2009. The Audit Committee has the right, however, to select a new auditor at any time in the future in its discretion if it deems the change would be in our best interests. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

Submitted on June 12, 2020 by the members of the Audit Committee of the Board of Directors.

      David T. Bruen, Chair

Jennifer A. Barnes

Sumner J. Rollings

Audit Fees

The following table presents fees for professional services rendered by Squar Milner LLP for fiscal years 2019 and 2018:

	2019	2018
Audit fees[1]	$167,940	$167,940
Audit-related fees[2]	—	10,800
Tax fees	—	—

Total fees	$167,940	$178,740

[1]	Audit fees represent aggregate fees billed for professional services in connection with our annual audit of our consolidated financial statements and reviews of our quarterly reports on Form 10-Q.

[2]

Audit-related fees represent fees for assurance and related services reasonably related to the audit and/or review of financial statements, such as audits required in connection with property acquisitions, certain additional services associated with accessing the capital markets, including reviewing registration statements and amendments thereto, the issuance and preparation of comfort letters and consents, and/or other accounting-related services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that it generally must pre-approve all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services. The Audit Committee reviews and approves these fees in advance, taking into consideration the quality and timing of service and the competitiveness of the fees charged. The Audit Committee believes that audit independence has not been impaired as a result of the non-audit services provided, if any.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 10, 2020, relating to the beneficial ownership of shares of our common stock by (1) each director and named executive officer named in the Summary Compensation Table, and (2) all executive officers and directors as a group. We are not aware of any persons who beneficially own more than 5% of our outstanding shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

Name of Beneficial Owner	Number of Shares of Series A Common Stock		% of Total Outstanding Shares (1)
Jennifer A. Barnes	3,500	(2)	*
David T. Bruen	25,328	(3)	*
Shirley Y. Bullard	22,038	(4)	*
Larry G. Dubose	69,022	(5)	*
James R. Durfey	3,500	(6)
Kenneth W. Elsberry	58,127	(7)	*
Jack K. Heilbron	153,010	(8)	1.59%
Gary M. Katz	40,712	(9)	*
Laureen E. Ong	5,063	(10)
Sumner J. Rollings	37,712	(11)	*

Adam Sragovicz	38,172	(12)	*
All current directors and executive officers as a group (11 people)	456,182		4.73%

*	Less than 1%.

(1)

Assumes 9,634,553 shares of Series A Common Stock, $0.01 par value per share (“Series A Common Stock”), of the Company issued and outstanding as of November 10, 2020. Beneficial ownership includes shares of unvested stock that vest annually during the years ending December 2020 through December 31, 2029.

(2)	All of these shares are unvested stock that are scheduled to become fully vested by December 31, 2022.
(3)	Includes 5,584 shares of unvested stock that are scheduled to become fully vested by December 31, 2022.
(4)	Includes 5,584 shares of unvested stock that are scheduled to become fully vested by December 31, 2022.
(5)	Includes 25,694 shares of unvested stock that are scheduled to become fully vested by December 31, 2026.
(6)	All of these shares are unvested stock that are scheduled to become fully vested by December 31, 2022.
(7)	Includes 15,031 shares of unvested stock that are scheduled to become fully vested by December 31, 2025.
(8)

Of these shares: (i) 5,792 shares are held by Puppy Toes, Inc. and its subsidiaries (including Centurion Counsel, Inc.), of which Mr. Heilbron is the controlling shareholder, (ii) 10,007 shares are held by Mr. Heilbron’s spouse, and (iii) 56,418 shares are unvested stock that are scheduled to become fully vested by December 31, 2027.

(9)	Includes 15,281 shares of unvested stock that are scheduled to become fully vested by December 31, 2022.
(10)	Includes 4,542 shares of unvested stock that are scheduled to become fully vested by December 31, 2022.
(11)	Of these shares: (i) 2,677 shares are held by Mr. Rollings’ spouse, and (ii) 5,584 shares are unvested stock that are scheduled to become fully vested by December 31, 2022.
(12)	Includes 24,258 shares of unvested stock that are scheduled to become fully vested by December 31, 2022.

Related Party Transactions

In the last two fiscal years, there have been no transactions in which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Our Audit Committee reviews and approves all related party transactions that management has determined are required to be disclosed in the audited financial statements.

Indemnification of Our Directors and Officers in Our Charter and Bylaws

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

◾	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

◾

any individual who, while a director or officer of our Company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

Indemnification Agreements

We have entered into indemnification agreements with each of our named executive officers and directors whereby we agree to indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC rules require the Company’s officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Insiders”), to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Insiders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file to comply with their reporting obligations.

We have reviewed copies of reports provided to us, as well as written representations from certain reporting persons for the fiscal year ended December 31, 2019. Based solely on our review, we concluded that all reports were timely filed.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has engaged Baker Tilly US, LLP (the firm which Squar Milner, LLP merged into effective November 1, 2020) as our independent auditor to audit our financial statements for the year ending December 31, 2020. A representative of Baker Tilly US, LLP may be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative, if present, will be available to respond to appropriate questions from our stockholders.

Although it is not required to do so, our Board is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment.

In the event stockholders fail to ratify the appointment, our Audit Committee will reconsider whether to retain our independent registered public accounting firm at its next scheduled meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends a vote FOR ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2020.

OTHER BUSINESS

Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and at the time of preparation of this Proxy Statement knows of no other business to be presented. If any other matters are properly brought before the meeting or at any postponement or adjournment thereof, the appointed proxies will vote all proxies on such matters in accordance with their discretion.

Other Information Regarding the Company’s Proxy Solicitation

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

In accordance with Rule 14a-8 under the Exchange Act, to be considered for inclusion in the proxy statement relating to the Company’s 2020 Annual Meeting, stockholder proposals must have been received no later than December 12, 2019. Our Secretary has not received any valid notice of any such matter to be presented by a stockholder at our Annual Meeting.

The Company expects to hold its 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”) on May 25, 2021 and begin to print and send its proxy materials for the 2021 Annual Meeting on or about April 6, 2021. Accordingly, a stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2021 Annual Meeting must be received by our Company by February 26, 2021. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. To be considered for presentation at the 2021 Annual Meeting, although not included in the Company’s proxy statement, proposals, under our current Bylaws, must generally be received no later than 5:00 P.M., Pacific Time on November 26, 2020 and must be submitted in accordance with the requirements of our current Bylaws. Proposals that are not received in a timely manner will not be voted on at the 2021 Annual Meeting. If a proposal is received on time, the proxies that management solicits for such meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary of the Company at 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123.

ANNUAL REPORT ON FORM 10-K

Company stockholders will receive in the mail or be able to view the Proxy Statement and Annual Report over the Internet at www.proxyvote.com by following the instructions provided in your Notice of Availability of Proxy Materials or by going to the website www.proxydocs.com/SQFT and following the instructions. The

Annual Report contains important information about the Company and its financial condition that is not included in the Proxy Statement. If you prefer a paper copy of the proxy materials, you may request one by calling 1-866-249-5360.

BY ORDER OF THE BOARD OF DIRECTORS,

Ann T. Nguyen
General Counsel and Secretary
San Diego, California
November 16, 2020

ANNUAL MEETING OF PRESIDIO PROPERTY TRUST, INC.
Date: December 30, 2020 Time: 8:30 A.M., Pacific Time
Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/SQFT for more details
Please make your marks like this: Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR proposals 1 and 2.
1: Election of Directors 1 Jennifer A. Barnes 2 David T. Bruen 3 Larry G. Dubose 4 James R. Durfey 5 Jack K. Heilbron
6 Sumner J. Rollings
For Withhold Recommend Directors For For For For For For For For Against Abstain
2: Ratification of the appointment of Baker Tilly US, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.
TO ATTEND the Annual Meeting, please visit www.proxydocs.com/SQFT for virtual meeting registration details.
Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided.
Annual Meeting of Presidio Property Trust, Inc. to be held on Wednesday, December 30, 2020 for Holders as of November 10, 2020
This proxy is being solicited on behalf of the Board of Directors
VOTE BY: INTERNET TELEPHONE 866-249-5360
• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
www. Go To proxypush.com/SQFT • Cast your vote online. • View Investor Materials and Voting.
• Register by 2:00 P.M., Pacific Time on December 28, 2020 to attend live via www.proxydocs.com/SQFT
OR MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Jack K. Heilbron and Ann T. Nguyen, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of Series A common stock of Presidio Property Trust, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2.
PROXY TABULATOR FOR PRESIDIO PROPERTY TRUST, INC. P.O. BOX 8016 CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — Presidio Property Trust, Inc.
Annual Meeting of Stockholders December 30, 2020 at 8:30 a.m., Pacific Time This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Jack K. Heilbron and Ann T. Nguyen (the “Named Proxies”) and each or either of them as proxies for the undersigned, with full power of substitution, to vote the shares of Series A common stock of Presidio Property Trust, Inc., a Maryland corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) of the Company, and all adjournments and postponements thereof. The Annual Meeting will be held live via the Internet on Wednesday, December 30, 2020 at 8:30 a.m., Pacific Time. Please visit www.proxydocs.com/SQFT for more details.
The purpose of the Annual Meeting is to take action on the following items of business: 1. Proposal 1; 2. Proposal 2; and
3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The 6 directors nominated for re-election are: Jennifer A. Barnes, David T. Bruen, Larry G. Dubose, James R. Durfey, Jack K. Heilbron, and Sumner J. Rollings.
The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposal 2.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card.